                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

ColorTyme, Inc., a Texas corporation

Get It Now, LLC, a Delaware limited liability company

Remco America, Inc., a Delaware corporation

Rent-A-Center East, Inc., a Delaware corporation (f/k/a Rent-A-Center, Inc.)

Rent-A-Center Texas, L.P., a Texas limited partnership

Rent-A-Center Texas, L.L.C., a Nevada limited liability company

Rent-A-Center West, Inc., a Delaware corporation (f/k/a Advantage Companies,
Inc.)